                                    Exhibit 23
                        Consent of Independent Auditors


                     [Letterhead of CRISP HUGHES EVANS LLP]



                        CONSENT OF INDEPENDENT AUDITORS




     We have issued our report dated August 14, 1998, accompanying the consolidated financial statements of South Carolina Community Bancshares, Inc. and Subsidiary and schedules included in the Annual Report on Form 10-KSB for the year ending June 30, 1998. We consent to the incorporation by reference of said report in the Registration Statement of South Carolina Community Bancshares, Inc on Form S-8, (File No. 333-31545, effective July 18, 1997).



                                      \s\ CRISP HUGHES EVANS LLP
                                      --------------------------
                                      CRISP HUGHES EVANS LLP



Asheville, North Carolina
September 23, 1998